Exhibit 99.1

CONTACT:
Brainerd Communicators
Ray Yeung / Jo Anne Barrameda (Media)
yeung@braincomm.com / barrameda@braincomm.com
Corey Kinger (Investors)
kinger@braincomm.com
212.986.6667

TMNG Global to Amend Stockholder Rights Plan
to Increase Ownership Threshold in July 2010

Overland Park, KS – May 26, 2010 – The Management Network Group, Inc. (Nasdaq: TMNG) ("TMNG" or the "Company") today announced that its Board of Directors intends to amend its stockholder rights plan (the “Rights Plan”) in July 2010 to increase the ownership threshold under the Rights Plan from five percent (5%) to fifteen percent (15%) and to delete the provisions of the Rights Plan relating to the Company's net operating loss carryforwards.

The Board's determination to amend the Rights Plan was based upon several considerations. The risk of an "ownership change" that would reduce the Company's ability to utilize net operating loss carryforwards in the future is expected to decline in July 2010. An “ownership change” is generally a more than 50 percentage point increase in stock ownership, during a moving 3-year testing period, by stockholders owning or deemed to own five percent or more of the outstanding shares. A large stock transaction that occurred in July 2007 will be removed from the three-year testing period in July 2010.

In addition, the Company believes that the combination of the 5% ownership threshold in the current Rights Plan and the Company's relatively small size may dampen potential investor interest in the Company, including the interest of institutional investors. Also, the 5% threshold and the Company's size have resulted in inadvertent violations of the threshold through relatively small investments, which have created potential issues under the applicable tax provisions and diverted management time and attention.

In the event that the Company's risk of an "ownership change" increases in the future, the Company will consider at that time whether it is in the best interests of the Company and its stockholders to reduce the ownership threshold in the Rights Plan. There can be no assurance that the Board of Directors will take actions in the future to fully preserve the Company's net operating loss carryforwards, given the costs and benefits associated with taking action.  The Company had federal net operating loss carryforwards of approximately $40.9 million as of January 2, 2010. However, the Company has recorded a valuation allowance against all deferred income tax assets related to these net operating loss carryforwards due to the operating history of the Company's US operations.

About TMNG Global

TMNG Global (NASDAQ: TMNG) is a leading provider of professional services to the converging communications industry. TMNG Global and its companies CSMG and Cartesian and its base of more than 600 consultants, have provided strategy, management and technical consulting, products and services to more than 1200 communications clients worldwide. The company's clients represent all areas of the communications industry including wireless and wireline service providers; entertainment, media and technology companies; and the supporting capital formation firms that support the industry. The company is headquartered in Overland Park, Kansas, with offices in Beijing, Boston, London, New Jersey, New York, Shanghai and Washington, D.C. For more information about TMNG Global, visit www.tmng.com

Cautionary Statement Regarding Forward-Looking Information

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In particular, any statements that do not relate to historical or current facts constitute forward-looking statements, including any statements contained herein regarding expectations with respect to the Company’s future business, financial condition and results of operations. Forward-looking statements are subject to known and unknown risks, uncertainties, and contingencies, many of which are beyond the Company’s control, which may cause actual results, performance, or achievements to differ materially from those projected or implied in such forward-looking statements. Factors that might affect actual results, performance, or achievements include, among other things, the ability of the Company to successfully integrate recent acquisitions, conditions in the telecommunications industry, overall economic and business conditions (including the worsening of conditions in the credit markets and in general economic conditions), the demand for the Company’s services (including the slowing of client decisions on proposals and project opportunities along with scope reduction of existing projects), the level of cash and non-cash expenditures incurred by the Company, technological advances and competitive factors in the markets in which the Company competes, and the factors described in this press release and in TMNG Global’s filings with the Securities and Exchange Commission, including the risks described in TMNG Global’s periodic reports filed with the SEC, including, but not limited to, “Cautionary Statement Regarding Forward Looking Information” under Part I of its Annual Report on Form 10-K for the fiscal year ended January 2, 2010  and subsequent periodic reports containing updated disclosures of such risks. These filings are available at the SEC’s web site at www.sec.gov. TMNG Global does not intend to update these forward-looking statements and undertakes no duty to any person to provide any such update under any circumstances.